EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Energy and Water Development Corp.:

[to come]

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Diamond Bar, California

February __, 2023